Exhibit 24
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                            Limited Power of Attorney
        For Executing Forms 3, 4 and 5 and Schedule 13D and Schedule 13G


         I, STEPHEN R. COVEY, hereby make, constitute and appoint N. TODD LEISHMAN as my true and lawful attorney-in-fact and agent (my "Agent"), for the following limited purposes:

         1. To execute for me and on my behalf (i) Forms 3, 4 and 5 (including any amendments thereto) which may be required to be filed in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and (ii) Schedules 13D and 13G (including any amendments thereto) which may be required to be filed in accordance with Section 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules thereunder, as a result of my ownership of or transactions in securities of FRANKLIN COVEY CO.;

         2. To do and perform any and all acts for me and on my behalf which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 or Schedule 13D or 13G and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

         3. To take any other action of any type whatsoever in connection with the foregoing which, in the opinion of my Agent, may be for my benefit, in my best interest, or legally required by me, it being understood that the documents executed by my Agent on my behalf pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as my Agent may approve in his discretion.

         I hereby grant to my Agent full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as my Agent might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that my Agent shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. I acknowledge that my Agent, in serving in such capacity at my request, is not assuming any of my responsibilities to comply with Section 16 or Section 13 of the Securities Exchange Act of 1934.

         Electronic or paper copies of this Limited Power of Attorney when executed shall have the same force and effect as the original. This Limited Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 or 5 or Schedules 13D or 13G with respect to my holdings of and transactions in securities issued by FRANKLIN COVEY CO., unless earlier revoked by me in a signed writing delivered to my Agent.

         IN WITNESS WHEREOF, I have caused this Limited Power of Attorney to be executed as of the 19 day of January, 2006.



                                                     /s/ Stephen R. Covey
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                                                     Stephen R. Covey